Exhibit 10.3


                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT made and entered into as of December __, 2007, by and between Integrated Consulting Services, Inc. (the "Company"), a Kentucky corporation (the "Company), and Julie A. McDearman ("Employee").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, Employee has entered into on December __, 2007, a Stock Purchase Agreement (the "SPA") by and among the Company, Orbit International Corp., a Delaware corporation ("Parent"), and the respective shareholders of the Company, including Employee, which SPA provides in Section 7.01 therein, for the Company and Employee to enter into an employment agreement; and

     WHEREAS, the Company desires to enter into this Agreement with Employee and Employee desires to be employed by the Company on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants herein contained, hereby agree as follows:

     1.     Term of Employment.  Subject to the terms and conditions hereinafter
            -------------------
set forth, the Company shall employ Employee and Employee shall be employed by the Company, for an employment term commencing as of the date hereof and terminating three years from the date hereof unless sooner terminated pursuant to the provisions of Paragraph 8 hereof (the "Initial Term"); provided, however,
                                                              --------  -------
that this Agreement may be extended for an additional three years (the "Extension") if (i) Employee gives the Company written notice requesting the Extension at least 30 days prior to the end of the Initial Term (the "Extended Term") and (ii) the Company agrees, in its sole discretion, to accept Employee's request for the Extension. The Initial Term and the Extended Term shall be referred to herein as the "Term." At the expiration of the Term, the Company shall have no further obligation to Employee, and Employee shall have no further obligation to the Company except with respect to (i) Employee's obligations to the Company pursuant to Paragraphs 9, 10, 11 and 15; (ii) the Company's obligations to Employee pursuant to Paragraphs 4-8; and, (iii) any other obligations the Company may have to Employee and/or Employee may have to the Company under applicable law governing the relationship of an employer to an employee and/or an employee to an employer upon and following termination of such relationship.

     2.     Scope of Employment.  During the Term, Employee shall be employed as
            --------------------
Director of Engineering and Logistics of the Company. Employee shall perform such duties customarily expected to be performed by such officer. In addition, Employee shall faithfully render and perform such other reasonable executive and managerial services as may be assigned to her, from time to time, by or under the authority of the Board of Directors of the Company or of the Parent, or by the President of the Company. Employee will devote her full working time and efforts to the business and affairs of the Company, as now or hereafter conducted, and shall be at all times subject to the direction and control of the Board of Directors of the Company or of the Parent, or of the President of the Company. Employee shall not engage in any other business, profession or occupation which would conflict or interfere with the rendition of such services either directly or indirectly, or which is, or reasonably may be, contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company, without the prior written consent of the Board of Directors of the Company or of the Parent, or of the President of the Company. Employee shall render such services to the best of her ability and shall use her best efforts to promote the interests of the Company.

     3.     Location of Employment.  Employee shall render services primarily at
            -----------------------
the Company's offices that are located in Louisville, Kentucky. During the Term, the Company shall continue to provide Employee with an office and staff at the Company's Louisville offices consistent with the practice of the Company prior to the effective date of this Agreement. Notwithstanding the foregoing, Employee acknowledges and agrees that Employee's duties hereunder from time-to-time may include such reasonable travel outside of Louisville, Kentucky consistent with past practices of the Company, as the performance of Employee's duties may require. Employee shall not be required to relocate to any other location.

     4.     Compensation.
            -------------

          (a) As full compensation for all services provided for herein, the Company will pay, or cause to be paid, to Employee, and Employee will accept, a base salary (as increased from time to time, the "Base Salary") during the Term at an annual rate of $111,500, provided that as of each anniversary of the date of this Agreement, the Base Salary shall be increased by an amount equal to the annual percentage increase in the "All-Urban" consumer price index published by the United States Bureau of Labor Statistics for the Louisville, Kentucky area for the immediately preceding 12-month period (or, if such index is no longer published, by an amount equal to the annual percentage increase in the most closely comparable index). The Board of Directors shall review Employee's performance annually and may, in its sole discretion, increase the Base Salary by an amount greater than that provided for in the preceding sentence. The Base Salary shall be paid in regular installments in accordance with the Company's usual paying practices, but not less frequently than monthly.

          (b) During the Term of this Agreement, Employee shall also have use of an automobile owned or leased by the Company ("Employee's Company Car"), at least comparable to the one currently used by Employee. Employee shall also be provided a monthly car allowance of Four Hundred Dollars ($400.00) for costs related to the use by Employee of Employee's Company Car, including, but not limited to, repairs, maintenance, and fuel costs. The Company shall be responsible for the payment of insurance consistent with prior coverage, registration, and taxes for such automobile. At any time after December 31, 2008, Employee shall have the right and option to purchase Employee's Company Car at its then prevailing book value as same is set forth on the Company's books and records. Notwithstanding the previous sentence, in the event the Employee exercises the option to purchase the Employee's Company Car, the monthly car allowance shall continue to be provided to the Employee for the Term of this Agreement.

          (c) In addition to the compensation set forth in subparagraphs (a) and (b) of this Paragraph 4, Employee shall be entitled to an annual incentive bonus, which amount shall be computed as follows: for each fiscal year during the Term, or any pro rated portion thereof, Employee shall be entitled to participate in a bonus pool, to be distributed among employees of the Company, which shall consist of an aggregate amount equal to five (5)% of the Pre-Tax Income of the Company. "Pre-Tax Income" shall mean the net income generated by the Company (exclusive of any extraordinary gains, extraordinary losses or any interest expense), as set forth in the financial statements of the Company, determined in accordance with generally accepted accounting principles (GAAP) consistently applied, and which shall include an agreed upon allocation of administrative and overhead costs of the Parent.

          The Employee shall participate equally with other members of senior management of the Parent in the determination of the amount of the distribution from the bonus pool. Such payment shall be made within ten (10) days following completion of the annual audit of the Company's financial statements, and with regard to that period remaining in the Term after the conclusion of the final complete fiscal year of the Term (the "Stub Period"), within forty-five (45) days after the end of the Stub Period. Pre-Tax Income for the Stub Period shall be taken from the unaudited financial statements of the Company.

     The Base Salary and any bonus payments will be subject to such deductions by the Company as the Company is from time to time required to make pursuant to law, government regulations or order or by agreement with, or consent of, Employee. Such payments may be made by check or checks of the Company or any of its parent, subsidiaries or affiliates as the Company may, from time to time, find proper and appropriate.

     5.     Vacation.  During  the Term, Employee shall be entitled to vacations
            ---------
in accordance with past practice of the Company prior to the date of this Agreement. It is hereby acknowledged by both Employee and the Company that the Schedule of vacation days and availability attached to this Agreement constitutes past practice prior to the effective date of this Agreement.

     6.     Benefits.
            ---------

          (a) During the Term, Employee shall be entitled to participate in all group insurances as are presently being offered by the Company or which may hereafter, during the Term, be offered to its executive and/or non-executive employees on a company wide basis (including group life insurance, group disability insurance, group medical and hospitalization plans, pension and profit sharing plans). During the Term, Employee shall be entitled to medical and hospitalization coverage for herself, her spouse, and dependents under the Company's existing medical plan (including prescription drug coverage) pursuant to which she currently has coverage. The Company shall pay the premiums for the foregoing coverage consistent with its policies then in effect, as amended from time to time. In the event the Company fails to provide such coverage, or such coverage is otherwise unavailable, then the Company shall provide Employee, her spouse, and dependents with at least equivalent coverage (including healthcare provider choices, deductibles, co-pays, etc.).

     (b) From and after the date of this Agreement, the term "compensation" as used in any pension or profit sharing plan maintained by the Company shall include only the Base Salary (exclusive of any bonus payments) payable hereunder, unless the plan or applicable law provides otherwise.

     7.     Expenses.  Employee  shall  be  entitled  to  reimbursement  by  the
            ---------
Company for reasonable expenses actually incurred by her on its behalf or on behalf of Parent, in the course of her employment by the Company, upon the presentation by Employee, from time to time, of an itemized account of such expenditures together with such vouchers and other receipts as the Company may request, in accordance with Company policy and Internal Revenue Service regulations.

     8.     Termination.
            ------------

          (a)  Disability.  If, during the Term, Employee shall be unable, for a
               -----------
period of more than six (6) consecutive months or for periods aggregating more than twenty-six (26) weeks in any fifty-two (52) consecutive week period to perform the services provided for herein as a result of illness, incapacity or a physical or other disability of any nature, the Company may, upon not less than thirty (30) days' written notice, terminate Employee's employment and the Term hereunder. Employee shall be considered unable to perform the services provided for herein if she is unable, with or without reasonable accommodation, to attend to the essential duties required of her.

          (b)  Death.  If  Employee  shall  die  during  the  Term,  Employee's
               ------
employment hereunder and the Term shall terminate upon Employee's death. Employee's estate shall continue to receive the compensation specified in Paragraph 4 hereof until the end of the month in which Employee's death occurs. Medical and hospitalization insurance coverage, as provided for in Paragraph 6(a), will continue for Employee's spouse and dependents for a period of six (6) months thereafter, without prejudice to the rights of her spouse and dependents) under Section 4980B of the Internal Revenue Code.

          (c)  For  Cause.  In  addition  to the provisions for the cancellation
               ----------
and/or termination hereof hereinabove provided, the Company may, at any time and in its sole discretion, terminate and/or cancel the Term and this Agreement for Cause (as hereinafter defined) by sending written notice to Employee of its intention to so cancel and/or terminate. Cancellation and/or termination under this paragraph shall become effective within ten (10) business days of Employee's receipt of the notice provided for under this paragraph.

          For purposes of this Agreement, "Cause" shall be defined to mean: (i) fraud, dishonesty or similar malfeasance; (ii) substantial refusal to comply or default in complying with the reasonable, ethical and lawful directions of the Board of Directors of the Company or Parent, or the President and/or failure to comply with or perform any of the material terms and/or obligations of this Agreement and such refusal, default or failure continues for a period of more than ten (10) days after receipt by Employee of written notice from the Company setting forth in reasonable detail the activity by Employee that the Company deems to be Cause for termination of this Agreement; (iii) Employee's repeated and intemperate use of alcohol or illegal drugs after written notice from the Company that such use, if continued, will result in termination of Employee's employment; (iv) Employee's indictment for, or plea of nolo contendere or
                                                              ---- ----------
conviction of a felony under the laws of the United States or any state thereof or a misdemeanor involving moral turpitude; or, (v) Employee materially breaching any provision of this Agreement, which breach continues for a period of more than ten (10) days after receipt by Employee of written notice from the Company setting forth in reasonable detail the breach by Employee which the Company deems to be Cause for termination of this Agreement.

(d)     Resignation  for Good Reason.  Employee's employment and the Term may be
        ----------------------------
terminated by Employee for "Good Reason" if any of the following occurs without Employee's written consent:

(i) a substantial and adverse alteration of Employee's position, duties, and responsibilities under this Agreement such that they are no longer consistent with the position, duties, and/or responsibilities of an executive level employee;

(ii)     a  material  breach  of  this  Agreement  by the Company or the Parent;
(iii) a change in Employee's principal place of employment to a location at least twenty (20) miles from the Louisville, Kentucky offices;

(iv) a material and adverse change in the compensation and benefits provided to Employee under this Agreement;

(v)     the  Company  or  the  Parent  materially  breaches  the  SPA;  and/or

(vi) the failure of any successor company that acquires the assets or stock of the Company to assume this Agreement and the contractual obligations hereunder.

In order to be eligible for the severance benefits referred to in Paragraph 8(e) below, Employee shall be required to provide the Company with written notice of Good Reason to resign within twenty (20) days after Employee becomes aware of the circumstances constituting Good Reason. The Company shall have a period of ten (10) days after Employee provides such written notice within which to take measures to correct the circumstances constituting Good Reason. Should Employee fail to provide twenty (20) days written notice of Good Reason and/or should the Company correct the circumstances within ten (10) days after receiving written notice from the Employee, Good Reason for Employee's resignation shall cease to exist.

          (e)  Severance.
               ---------
          (i) In the event the Company terminates Employee's employment, other than for the reasons set forth in Paragraphs 8(a), (b), or (c), or Employee resigns for Good Reason, Employer will pay to Employee a severance benefit. Severance shall be in an amount equal to Employee's Base Salary for the immediately preceding calendar year, plus bonuses paid to Employee for the immediately preceding calendar year (the "Severance Benefit"). The Severance Benefit will be subject to payroll deductions required by law and/or authorized by Employee. The Severance Benefit shall be payable in substantially equal installments on regularly scheduled paydays commencing with the regularly scheduled payday following the effective date of the termination of employment and continuing for one (1) year or the end of the Term of this Agreement, whichever is shorter. Should Employee resign where no Good Reason exists, or should Employee's employment terminate pursuant to Paragraphs 8 (a), (b), and/or
(c),  Employee  shall  not  be  entitled  to  the  Severance  Benefit.

(ii) In the event the Company terminates Employee's employment pursuant to Paragraph 8(b) for the reason that Employee suffers from a disability, and in the event Employee is not receiving long-term disability benefits under either a group long-term disability insurance program maintained by the Company or a personal policy maintained by Employee at a rate of at least sixty-six and two-thirds (66 2/3%) percent of Employee's then current Base Salary, the Company will pay to Employee the difference between sixty-six and two-thirds (66 2/3%) percent of Employee's then current Base Salary and such amount Employee is receiving, if any, (less payroll deductions required by law and/or authorized by Employee) in substantially equal installments on regularly scheduled paydays commencing with the regularly scheduled payday following the effective date of the termination of employment and continuing for six (6) months.

(iii) Employee will also be entitled, subject to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the Company's policies, to make a COBRA election to continue the medical and hospitalization benefits referred to in Paragraph 6(a) for Employee, her spouse, and her eligible dependents. In the event Employee elects COBRA coverage, Employee will reimburse the Company for premium payments made on behalf of Employee to keep medical and/or hospitalization coverage in effect for a period of eighteen (18) months from the effective date of the termination of employment.

(iv) Employee shall have no duty to seek other employment or to engage in self-employment in mitigation of the Severance Benefit and premium reimbursement provided for hereunder, and any compensation which Employee may receive in the course of any such employment or self-employment shall not reduce the Company's obligations hereunder.

     9.     Disclosure.  Except  as may be required or appropriate in connection
            -----------
with Employee's carrying out her duties under this Agreement, Employee will not, without the prior written consent of the Company, or unless otherwise required by law or any legal process, at any time, directly or indirectly, disclose or furnish to any other person, firm or corporation:

(a) any of the Company's confidential non-public information concerning the methods of conducting or obtaining business, of manufacturing or advertising products, or of obtaining customers;

(b) any of the Company's confidential non-public information acquired by Employee during the course of her employment by the Company, including without limiting the generality of the foregoing, the name of any customers or prospective customers of, or any person, firm or corporation who or which have or shall have traded or dealt with, the Company (whether such customers have been obtained by Employee or otherwise); and/or

(c) any of the Company's confidential non-public information relating to the products, designs, processes, discoveries, materials, ideas, creations, inventions or properties of the Company.

     10.     Covenants  Not  to  Compete.
             ----------------------------

          (a) During the Term, Employee agrees not to engage, directly or indirectly, in any business which is competitive with the business now, or at any time during the Term, conducted by the Company.

          (b) During the Term, or if Employee is terminated for Cause or Employee terminates not for Good Reason, until the scheduled expiration of the Term, Employee agrees not to directly or indirectly, on behalf of herself or any business in which she may, directly or indirectly, be engaged, recruit, solicit, induce (or attempt to induce), or have any part in, the diversion of any of the Company's employees or sales representatives from their relationships with the Company or retain or employ any of the Company's employees or sales representatives.

          (c) In addition, Employee shall not at any time, during or after the termination of this Agreement, engage in any business which uses as its name, in whole or in part, Integrated Consulting Services, Inc. and/or Orbit International Corp., or any other name used by the Company or Parent and known by Employee to be so used, during or prior to the Term.

          For the purpose of this Paragraph 10, Employee will be deemed directly or indirectly engaged in a business if she participates in such business as proprietor, partner, joint venturer, stockholder, director, officer, lender, manager, employee, consultant, advisor or agent, or if she controls such business. Employee shall not for purposes of this paragraph be deemed a stockholder or lender if she holds less than two (2%) percent of the outstanding equity or debt of any publicly owned corporation engaged in the same or similar business to that of the Company, provided that Employee shall not be in a control position with regard to such corporation.

     11.     Inventions.  As  between  Employee  and  the Company, all products,
             -----------
designs, processes, discoveries, materials, ideas, creations, inventions and properties, whether or not furnished by Employee, created, developed, invented, or used in connection with Employee's employment hereunder or prior to this Agreement, will be the sole and absolute property of the Company for any and all purposes whatever in perpetuity, whether or not conceived, discovered and/or developed during regular working hours. Employee will not have, and will not claim to have, under this Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to any such products, designs, processes, discoveries, materials, ideas, creations, inventions and properties.

     12.     Arbitration.  Any  controversy  arising  out of or relating to this
             ------------
Agreement, including any modification or amendment thereof, shall be resolved by arbitration, by a single arbitrator pursuant to the employment dispute resolution rules then obtaining of the American Arbitration Association. The venue for arbitration shall be in Louisville, Kentucky. The parties consent to the application of the Kentucky or Federal Arbitration Statutes and to the jurisdiction of the Jefferson County Court of the State of Kentucky, and of the United States District Court of the Western District of Kentucky, for judgment on an award and for all other purposes in connection with said arbitration. Judgment upon the written award rendered may be entered by any Court having jurisdiction. Any provisional remedy which, but for this provision to arbitrate disputes, would be available at law, shall be available to the parties hereto pending the final word of the arbitrator.

     13.     Injunctive  Relief.  The  parties hereto recognize that irreparable
             -------------------
damage may result to the Company and its business and properties if Employee fails or refuses to perform her obligations under this Agreement and that the remedy at law for any such failure or refusal may be inadequate. Accordingly, notwithstanding the provisions of Paragraph 12 hereof to arbitrate disputes arising hereunder, it is understood that the Company has not waived its rights to seek any provisional remedies (including, without limitation, injunctive relief) and damages. The institution of any arbitration proceedings shall not bar injunctive relief, or any other provisional remedy, pending the final award of the arbitrators.

     14.     Absence of Restrictions.  Employee represents and warrants that she
             ------------------------
is not a party to any agreement or contract pursuant to which there is any restriction or limitation upon her entering into this Agreement or performing the services called for by this Agreement.

     15.     Further  Instruments.  Employee  will  execute and deliver all such
             ---------------------
other further instruments and documents as may be reasonably necessary to carry out the purposes of this Agreement, or to confirm, assign or convey to the Company any products, designs, processes, discoveries, materials, ideas, creations, inventions or properties referred to in Paragraph 11 hereof, including the execution of all patent, design patent, copyright, trademark or trade name applications.

     16.     Invalidity  and  Severability.  If any provisions of this Agreement
             ------------------------------
are held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and, to that extent, the provisions of this Agreement are intended to be and shall be deemed severable. In particular and without limiting the foregoing sentence, if any provision of Paragraph 10 of this Agreement shall be held to be invalid or unenforceable by reason of geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provisions and shall not affect or render invalid or unenforceable any other provisions of this Agreement, and any such provision of this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

     17.     Notices.  Any  notice  required or permitted to be given under this
             --------
Agreement shall be sufficient if in writing and if sent by registered or certified mail, telegram, or overnight courier as follows:

     As  to  Employee:               Julie  A.  McDearman
     -----------------
                              Integrated  Consulting  Services,  Inc.
                              163  Rochester  Drive
                              Louisville,  KY  40214

     with  a  copy  to:               Seiller  Waterman  LLC
                    Meidinger  Tower,  22nd  Floor
                              462  South  Fourth  Street
                              Louisville,  KY  40202
                              Attn:  Anuj  G.  Rastogi


     As  to  the  Company:               Orbit  International  Corp.
     ---------------------
                              80  Cabot  Court
                              Hauppauge,  New  York  11788
                              Attn:  Chief  Executive  Officer

          with  a  copy  to:               Phillips  Nizer  LLP
                              666  Fifth  Avenue
                              New  York,  New  York  10103
                              Attn:  Elliot  H.  Lutzker,  Esq.

or to such other address as either party hereto may designate by notice given in accordance with this Agreement.

     18.     Assignment.  A  party  hereto  may not assign this Agreement or any
             -----------
rights or obligations hereunder without the consent of the other party hereto; provided, however, that upon the sale or transfer of all or substantially all of
 -------  -------
the assets of the Company, or upon the merger by the Company into, or the combination with, another corporation, this Agreement will inure to the benefit of and be binding upon the person, firm or corporation purchasing such assets, or the corporation surviving such merger or consolidation, as the case may be, and the Company shall require any such person, firm or corporation to expressly assume the Company's obligations and liabilities hereunder. The provisions of this Agreement, where applicable, are binding upon the heirs of Employee and upon the successors and assigns of the parties hereto.

     19.     Waiver  of  Breach.  Waiver  by  either  party  of  a breach of any
             -------------------
provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party.

     20.     Entire  Agreement.  This  document, together with the SPA, contains
             ------------------
the entire agreement of the parties as to the subject matter hereof and supersedes and replaces all prior oral or written agreements between the parties. This Agreement may not be changed orally, but only by an amendment in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     21.     Applicable  Law.  This  Agreement  shall be construed, enforced and
             ----------------
governed by and under the laws of the State of Kentucky, without regard to conflict of laws principles, in accordance with the laws of the State of Kentucky.


                             SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                              EMPLOYEE:

                               ____________________________
                                 Julie  A.  McDearman



THE  COMPANY:

Integrated  Consulting  Services,  Inc.

                              By:  ____________________________
                                      Dennis  Sunshine
                                      Chief  Executive  Officer